                      Paul, Hastings, Janofsky & Walker LLP
                             515 South Flower Street
                              Los Angeles, CA 90071

February 10, 2006

Clipper Funds Trust
2949 East Elvira Road, Suite 101
Tucson Arizona, 85706

Ladies and Gentlemen:

We have acted as counsel to Clipper Funds Trust, a Delaware statutory trust (the
"Trust"), in connection with the Trust's Registration Statement filed on Form
N-1A with the Securities and Exchange Commission (the "Registration Statement")
relating to the issuance by the Trust of shares of beneficial interest (the
"Shares") of the Clipper Fund series of the Trust (the "Fund").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) the Trust's Certificate of Trust as filed with the Delaware Secretary of
State on January 24, 2005 and effective February 22, 2005, certified to us by an officer of the Trust as being true and complete on the date hereof;

(b) the Trust's Declaration of Trust dated February 22, 2005 (the "Trust
Instrument"), certified to us by an officer of the Trust as being true and complete on the date hereof;

(c) the By-laws of the Trust dated February 22, 2005, as amended December 19,
2005, certified to us by an officer of the Trust as being true and complete on the date hereof;

(d) resolutions of the Trust's Board of Trustees adopted on May 5, 2005 authorizing the establishment of the Fund and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

(e) the Registration Statement; and

(f) a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code as reported in Delaware Laws Affecting Business Entities (Aspen Publishers, Inc., 2005 Fall
Edition) as updated on Westlaw through February 8, 2006. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this

opinion. We disclaim any opinion as to any law other than that of the United
States of America and the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii)
all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firm as Legal Counsel in the
Registration Statement, and (ii) the filing of this opinion as an exhibit to the
Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP